UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): March 15, 2018

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, Lawrence S. Bacow, Ph.D., notified Henry Schein, Inc. (the “Company”) of his intent not to stand for reelection to the board of directors (the “Board”) of the Company at its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) because of the time commitment associated with his new position as President of Harvard University. Dr. Bacow will continue to serve as a director and as a member of the Strategic Advisory Committee and Nominating and Governance Committee until the completion of the Annual Meeting. Dr. Bacow’s decision not to stand for reelection was not in connection with a disagreement on any matter relating to the Company’s operations, policies or practices.

Additionally, in accordance with the Company’s director retirement policy (the “Policy”), Donald J. Kabat will retire from the Board following the Annual Meeting and will not stand for reelection to the Board. Pursuant to the Policy, a director is expected to retire from the Board at the end of their term during which they reach the age of 80. Upon the recommendation of the Nominating and Governance Committee, the Board extended the date upon which Mr. Kabat was expected to retire for an additional year prior to his reelection to the Board at the Company’s 2017 Annual Meeting of Stockholders. Mr. Kabat will continue to serve as a director and as Chairperson of the Audit Committee and as a member of the Compensation Committee until the completion of the Annual Meeting.

Item 8.01 Other Events.

Director Nominee

On March 16, 2018, following the recommendation of the Nominating & Governance Committee, the Board approved Shira Goodman as a new nominee for election as a director of the Company at the Annual Meeting. Ms. Goodman was the Chief Executive Officer of Staples, Inc. from 2016 to January 2018 (including as President and interim CEO from June 2016 to September 2016). Ms. Goodman served in roles with increasing responsibility at Staples since joining in 1992. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992.

Chairperson of Audit Committee

It is the current intention of the Board to appoint Kurt P. Kuehn, a member of the Board, as the Chairperson of the Audit Committee effective upon Mr. Kabat’s retirement from the Board following the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: March 19, 2018	By:	/s/ Walter Siegel
	Name:	Walter Siegel
	Title:	Senior Vice President and General Counsel